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                                                                   EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-3 (the "Registration Statement") of Keystone Property Trust (the "Company") of: our report dated February 7, 2000, on the consolidated financial statements of the Company, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999; our report dated August 13, 1999 on the combined statement of revenue and certain expenses of Reckson Morris Industrial Portfolio for the year ended December 31, 1998, our report dated October 11, 1999 on the combined statement of revenue and certain expenses of Poly-Foam Properties for the year ended December 31, 1998 and our report dated October 11, 1999 on the statement of revenue and certain expenses of BMG Property for the year ended December 31, 1998, all included in the Company's 8-K dated October 12, 1999; and our report dated October 15, 1999 on the statement of revenue and certain expenses of Lemoyne Property for the year ended December 31, 1998 included in the Company's 8-K dated October 20, 1999 and to all references to our Firm included in the Registration Statement.

                                                  /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
April 5, 2000